UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 6, 2014

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)         On May 6, 2014, SkyWest, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)         At the Annual Meeting, the Company’s shareholders considered and voted on the items described below:

1.              The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and shall qualify, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
W. Steve Albrecht	41,128,510	1,357,669	5,153,873
Jerry C. Atkin	41,054,567	1,431,612	5,153,873
J. Ralph Atkin	41,038,469	1,447,710	5,153,873
Margaret S. Billson	41,023,398	1,462,781	5,153,873
Henry J. Eyring	41,077,902	1,408,277	5,153,873
Ronald J. Mittelstaedt	41,059,555	1,426,624	5,153,873
Robert G. Sarver	40,321,793	2,164,386	5,153,873
Keith E. Smith	41,118,432	1,367,747	5,153,873
Steven F. Udvar-Hazy	39,882,826	2,603,353	5,153,873
James L. Welch	40,469,071	2,017,108	5,153,873

2.              The advisory vote to approve, on a non-binding basis, the Company’s named executive officer compensation was approved based upon the following votes:

Votes for approval	40,150,835
Votes against	2,048,375
Abstentions	286,969
Broker Non-Votes	5,153,873

3.              The proposal to re-approve the material terms of the performance goals set forth in the SkyWest, Inc. 2010 Long-Term Incentive Plan:

Votes for approval	41,074,127
Votes against	1,133,622
Abstentions	278,430
Broker Non-Votes	5,153,873

4.              The proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 was approved based upon the following votes:

Votes for approval	46,893,585
Votes against	463,278
Abstentions	283,189

(c)          Not applicable.

(d)         Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 12, 2014	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer